Exhibit 99.5

Independent Auditors’ Report

To the Board of Directors and Stockholders of

element 5 Informationstechnologien und –dienstleistungen Aktiengesellschaft

Cologne, Germany

We have audited the accompanying consolidated balance sheets of element 5 Informationstechnologien und –dienstleistungen Aktiengesellschaft and subsidiaries (the “Company”) as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of element 5 Informationstechnologien und –dienstleistungen Aktiengesellschaft and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Ernst & Young AG
Wirtschaftspruefungsgesellschaft

/s/ Peter Nolden	/s/ ppa. Juergen Luckas

Duesseldorf, Germany
May 18, 2004

ELEMENT 5 INFORMATIONSTECHNOLOGIEN UND –DIENSTLEISTUNGEN AKTIENGESELLSCHAFT

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31

(in thousands, except share data)

	2003	2002
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,829	$5,701
Accounts receivable, net of allowance of $241 and $68	4,016	1,539
Prepaid expenses and other	232	264
Total current assets	13,077	7,504

PROPERTY AND EQUIPMENT:
Property and equipment	3,122	1,963
Less accumulated depreciation	(1,808)	(995)
Net property and equipment	1,314	968
	$14,391	$8,472
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$11,451	$5,248
Accrued payroll	355	375
Deferred revenue	531	110
Other accrued liabilities	1,326	925
Total current liabilities	13,663	6,658

NON-CURRENT LIABILITIES:
Notes payable	4,395	3,669

STOCKHOLDERS’ DEFICIT:
Preferred stock, 400,035 and 418,676 shares authorized, issued and outstanding	354	371
Common stock, 477,041 and 458,400 shares authorized, issued and outstanding	423	406
Additional paid-in capital	6,811	6,811
Accumulated deficit	(10,489)	(9,196)
Accumulated other comprehensive loss	(766)	(247)
Total stockholders’ deficit	(3,667)	(1,855)
	$14,391	$8,472

  The accompanying notes are an integral part of these consolidated financial statements.

ELEMENT 5 INFORMATIONSTECHNOLOGIEN UND –DIENSTLEISTUNGEN AKTIENGESELLSCHAFT  CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31

(in thousands)

	2003	2002

REVENUE	$14,175	$6,889
COST OF REVENUE:
Direct cost of services	2,228	1,265
Network and infrastructure	671	384
GROSS MARGIN	11,276	5,240

OPERATING EXPENSES:
Sales and marketing	5,869	4,066
Product research and development	3,046	2,509
General and administrative	2,540	1,297
Depreciation	572	395
Total operating expenses	12,027	8,267

LOSS FROM OPERATIONS	(751)	(3,027)
INTEREST INCOME/(EXPENSE)	(385)	(305)
OTHER INCOME/(EXPENSE)	(141)	41
INCOME TAXES	(16)	—
NET LOSS	$(1,293)	$(3,291)

The accompanying notes are an integral part of these consolidated financial statements.

ELEMENT 5 INFORMATIONSTECHNOLOGIEN UND –DIENSTLEISTUNGEN AKTIENGESELLSCHAFT  CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(in thousands)

	Common Shares	Preferred Shares	Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Shareholders’ Equity/Deficit	Comprehensive Loss
BALANCE, December 31, 2001	458	419	$777	$5,763	$—	$(5,905)	$635	$(5,905)
Net loss	—	—	—	—	—	(3,291)	(3,291)	(3,291)
Shareholder contribution	—	—	—	1,048	—	—	1,048
Cumulative translation adjustment	—	—	—	—	(247)	—	(247)	(247)
BALANCE, December 31, 2002	458	419	777	6,811	(247)	(9,196)	(1,855)	$(3,538)
Net loss	—	—	—	—	—	(1,293)	(1,293)	(1,293)
Cumulative translation adjustment	—	—	—	—	(519)	—	(519)	(519)
Conversion of preferred shares to common shares	19	(19)
BALANCE, December 31, 2003	477	400	$777	$6,811	$(766)	$(10,489)	$(3,667)	$(1,812)

  The accompanying notes are an integral part of these consolidated financial statements.

  ELEMENT 5 INFORMATIONSTECHNOLOGIEN UND –DIENSTLEISTUNGEN AKTIENGESELLSCHAFT  CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31,

(in thousands)

	2003	2002
OPERATING ACTIVITES:
Net loss	$(1,293)	$(3,291)
Adjustments to reconcile net loss to net cash provided by/used in operating activities:
Change in accounts receivable allowance	173	41
Depreciation	572	395
Change in operating assets and liabilities:
Accounts receivable	(2,131)	772
Prepaid and other assets	76	(97)
Accounts payable	4,644	1,478
Deferred revenue	360	100
Accrued payroll and other accrued liabilities	112	262
Net cash provided by/used in operating activities	2,513	(340)

INVESTING ACTIVITIES:
Purchases of equipment	(710)	(481)
Net cash used in investing activities	(710)	(481)

FINANCING ACTIVITIES:
Additional paid-in capital	—	946
Issuance of notes payable	—	946
Net cash provided by financing activities	—	1,892

EFFECT OF EXCHANGE RATE CHANGES ON CASH	1,325	813
NET INCREASE IN CASH AND CASH EQUIVALENTS	3,128	1,884
CASH AND CASH EQUIVALENTS, beginning of period	5,701	3,817
CASH AND CASH EQUIVALENTS, end of period	$8,829	$5,701
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$249	$180
Taxes paid	$16	$—

The accompanying notes are an integral part of these consolidated financial statements.

ELEMENT 5 INFORMATIONSTECHNOLOGIEN UND –DIENSTLEISTUNGEN AKTIENGESELLSCHAFT

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Element 5 Informationstechnologien und –dienstleistungen Aktiengesellschaft, a German corporation located in Cologne, and its wholly-owned subsidiaries (collectively, the “Company”) provide electronic commerce services to its clients, including Web store development and hosting, transaction processing, electronic software delivery, fraud screening, customer service and analytical marketing. Through contractual relationships with software publishers and online retailers, the Company offers software products for sale via the Internet. The Company was incorporated in 1998.

The Company has experienced significant losses since inception ($10.5 million through December 31, 2003) and has experienced significant negative cash flows from operations. The Company’s prospects must be considered in light of the risks frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as electronic commerce. To address these risks, the Company must, among others things, maintain existing and develop new relationships with independent software publishers, online retailers and other companies outside of the software market, maintain and increase its client base, implement and successfully execute its business and marketing strategy, continue to develop and upgrade its technology and transaction-processing systems, provide superior customer service and order fulfillment, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurances that the Company will be successful in addressing such risks, and the failure to do so could have a material adverse effect on the Company’s business, financial condition and results of operations.

Subsequent Event

On April 19, 2004, the Company announced the signing of a definitive agreement to be acquired by Digital River GmbH, formerly known as Blitz F03-1424 GmbH, a wholly-owned subsidiary of Digital River Inc., a publicly owned company based in Minneapolis, Minnesota, USA for $120 million in cash pursuant to a Stock Purchase Agreement with the stockholders of the Company.  These proceeds were used to satisfy obligations to lenders and option holders prior to distribution to stockholders.  Of the purchase price $13.5 million was placed in escrow as security for the indemnification obligations of the sellers pursuant to the Stock Purchase Agreement.  As a result of the acquisition, the Company became a wholly-owned subsidiary of Digital River.  Its operations will remain in Cologne, Germany.  Under the terms of the Stock Purchase Agreement, Digital River may be required to pay up to an additional $2.5 million in cash based on the Company’s operating performance over the first 24 months subsequent to acquisition.

The stockholder loans, approximately $1.3 million, and the loan due to the silent partnership, approximately $3.1 million, required full payment, including termination interest incentives due at the earlier of change in stockholder ownership or maturity.  The Stock Purchase Agreement also terminated the stock compensation plan.

Principles of Consolidation and Classification

The consolidated financial statements include the accounts of element 5 Informationstechnologien und –dienstleistungen Aktiengesellschaft and its wholly-owned subsidiaries.  All intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all money market accounts that are readily convertible into known amounts of cash and that have original maturities of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost and is being depreciated under the straight-line method using lives of three to seven years and consists mainly of computer equipment and software licenses.

Long-Lived Assets

The Company reviews all long-lived assets, including definite-lived intangible assets, for impairment in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”).  Under SFAS 144, impairment losses are recorded whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable.  An impairment loss is recognized when estimated undiscounted cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset (if any) are less than the carrying value of the asset.  As part of its evaluation, the Company considers certain non-financial data as indicators of impairment such as changes in the operating environment and business strategy, competitive information, market trends and operating performance.  When an impairment loss is identified, the carrying amount of the asset is reduced to its estimated fair value.  There were no impairments of long-lived assets recorded in 2003 or 2002.

Fair Value of Financial Instruments

The carrying amount of cash and cash equivalents, accounts receivable, notes payable and accounts payable approximates fair value because of the short maturity of these instruments.

Revenue Recognition

The Company recognizes revenue from services rendered once all the following criteria for revenue recognition have been met: 1) pervasive evidence of an agreement exists, 2) the services have been rendered, 3) the fee is fixed and determinable and not subject to refund or adjustment and 4) collection of the amounts due is reasonably assured. The Company derives its revenue primarily from transaction and service fees associated with the e-commerce services provided to its clients. These services include Web commerce hosting, transaction processing, digital and physical fulfillment services, fraud screening, customer service and merchandising and analytical marketing services. The Company has contractual relationships with its clients, primarily software publishers and online retailers, which entitle the Company to receive a specified fee and percentage of each transaction. The Company retains its transaction fee and also charges for various service fees. The Company also derives revenue from providing clients the right to use its software applications, integration, development and consulting services provided to clients. Signed contracts are obtained from clients prior to recognition of these revenues. Fees for the use of software applications and any integration and development work required to provide on-going hosting services for the client are recognized ratably over the estimated term of the contract once collection is reasonably assured. Clients do not have the right to take possession of the software applications used in the delivery of services. Payments received in advance of revenue recognition, even if non-refundable, are recorded as deferred revenue and recognized when earned. Revenues from consulting services are recognized as the services are provided.

Advertising Costs

The costs of advertising are charged to sales and marketing expense as incurred. The Company incurred advertising expense of $397 thousand and $480 thousand in 2003 and 2002, respectively.

Interest Expense

The Company paid interest charges of $249 thousand and $180 thousand in 2003 and 2002, respectively.

Income Taxes

Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using currently enacted tax rates in Germany.  A valuation allowance is recognized on deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Related Party Transactions

The Company entered into a loan arrangement (stockholder loan of €1.0 million, $1.3 million as of December 31, 2003) with two stockholders, 3i Group Investments LP (“3iGroup”) and IKB Private Equity Ltd. (“IKB”), both of which owned more than 10% of the stock of the Company.

Stock-Based Compensation

In December 2003, the Company established a stock-based compensation plan, which is described more fully in Note 5.  The Company accounts for the plan under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  The Company has elected to apply the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” as amended by SFAS No. 148.  Accordingly, the Company accounts for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25, and related interpretations. Compensation cost for stock options is measured as the excess, if any, of the fair value of the Company’s common stock at the date of grant over the stock option exercise price.  No stock options have been granted as of December 31, 2003.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development and Software Development

Research and development expenses consist primarily of development personnel and external contractor costs related to the development of new products and services, enhancement of existing products and services, quality assurance and testing. The Company follows AICPA Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”, in accounting for internally developed software. To date, the Company’s capitalized  software development costs have been immaterial, as a majority of in-house development efforts are related to determining specific software requirements and evaluating alternatives related to specific performance criteria for its products. As a result, research and development costs have been expensed as incurred.

Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board (FASB) issued SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS 150 establishes standards for issuer classification and measurement of certain financial instruments with characteristics of both liabilities and equity.  Instruments that fall within the scope of SFAS 150 must be classified as a liability, and is effective for financial instruments entered into or modified after May 31, 2003.  For financial instruments issued prior to June 1, 2003, SFAS 150 is effective for the Company in the second quarter of 2004.  Adoption did not have an impact on the Company’s consolidated financial statements.

In January 2003, the FASB issued FIN 46, “Consolidation of Variable Interest Entities.”  In addition in December 2003 the FASB issued a revision of the Interpretation (The Revised Interpretation).  FIN 46 states that companies that have exposure to the economic risks and potential rewards from another entity’s assets and activities have a controlling financial interest in a variable interest entity and should consolidate the entity, despite the absence of clear control through a voting equity interest.  The consolidation requirements apply to all variable interest entities for the first fiscal year or interim period ending after March 15, 2004.  The Company does not believe that this statement will have a material impact on its consolidated financial statements.

In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“FIN No. 45”).  FIN No. 45 requires companies to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee.  Guarantees in existence at December 31, 2002 are grandfathered for the purposes of recognition and would only need to be disclosed.  The adoption of FIN No. 45 did not have an impact on the Company’s consolidated financial statements.

Foreign Currency Translation

The Company’s functional currency is the Euro, however, the accompanying financial statements are prepared using the reporting currency of the U.S. dollar.  The Company records translation adjustments in stockholders’ deficit.  The Company converts its assets and liabilities to the U.S. dollar equivalents at rates in effect at the respective balance sheet dates.  Stockholders’ deficit is translated to U.S. dollar equivalents at the historical exchange rates.  Statements of operations and cash flows are translated to U.S. dollar equivalents at the average exchange rates during the respective period.  Foreign exchange transaction gains and losses are reported in other income (expense), net.

Comprehensive Loss

Components of comprehensive loss include, net income and foreign currency translation adjustments.  Comprehensive loss is presented in the consolidated statements of stockholders’ deficit.

Preferred Stockholders

Preferred stockholders’ rights include final approval or veto of common stockholder decisions and Management Board decisions, and consent on the transfer of shares.  The preferred stock is convertible into an equal number of shares of common stock.

2. NOTES PAYABLE:

On June 7, 2002, the Company entered into a loan agreement for €1.0 million ($1.3 million as of December 31, 2003) from 3i Group and IKB.  The principal on the loan is due December 31, 2005.  The interest is charged at 7% per year and increases to 11% in the case of a delay in payment of the interest amount.  The Company's obligations were fully paid upon the subsequent sale of the Company.

On January 6, 2000, the Company entered into a silent partnership subordination agreement for €2.5 million ($3.1 million as of December 31, 2003) from tbg, Technologie-Beteiligungs-Gesellschaft mbH der Deutschen Ausgleichsbank.  The principal amount is due December 31, 2009.  The interest is payable at 5% per year and an additional 7% payable upon certain changes in stock ownership of the Company, or maturity of the agreement.  Accrued interest amounting to $0.9 million and $0.6 million is reflected in other accrued liabilities.  All interest charges, including the additional 7%, have been accrued in the accompanying financial statements.  The Company's obligations were fully paid upon the subsequent sale of the Company.

3. INCOME TAXES:

The reconciliation of the reported income tax expense to the amount that would result from applying the German statutory rate of 40% to the net loss is as follows:

	Year ended December 31,
	2003	2002
	(in thousands)	(in thousands)
Tax benefit at statutory rate	$(517)	(1,316)
Non-deductible expense and other	18	2
Change in valuation allowance	515	1,314
Total	$16	$—

As of December 31, 2003 and 2002, the Company had net operating loss carryforwards of approximately $10.5 million and $9.2 million, respectively.  German tax loss carryforwards have no set expiration date.  Contribution of net assets in connection with ownership changes resulting from the issuance of additional equity, or sales of shares, may limit future annual realization of the tax net operating loss carryforwards.  Because of the uncertainty of future realization, a valuation allowance equal to the deferred tax asset has been recorded.

The components of deferred income taxes are as follows:

	2003	2002
	(in thousands)	(in thousands)
Net operating loss carryforwards	$4,196	$3,678
Nondeductible reserves and accruals	(10)	(8)
Depreciation	(49)	(11)
Valuation allowance	(4,137)	(3,659)
Total	$—	$—

4. COMMITMENTS AND CONTINGENCIES:

Leases

The Company currently has four office leases. Total rent expense, including common area maintenance charges, recognized under all leases was $733 thousand and $540 thousand for the years ended December 31, 2003 and 2002, respectively.  The minimum annual rents under long-term leases at December 31, 2003 are as follows:

Year ending December 31,	Lease Obligations
(in thousands)
2004	$787
2005	737
2006	588
2007	588
2008	588
Beyond 5 years	742
Total future minimum obligations	$4,030

Litigation and Other Charges

During 2003, the Company recorded a charge for pending litigation of $59 thousand.  This reserve was established based upon developments in new and existing litigation for which the Company determined that payment was both probable and estimable.  During 2002, no charges were recorded for settlements of litigation and other charges.

Further, the Company is engaged in certain legal proceedings and claims arising in the ordinary course of its business.  The ultimate liabilities, if any, which may result from these or other pending or threatened legal actions against the Company cannot be determined at this time.  However, in the opinion of the Company, such litigation will not have a material effect on the Company’s financial position or results of operations.

5. STOCK OPTIONS:

Pursuant to the Company’s 2003 Stock Option Plan, the “SOP”, 34,877 shares of common stock are authorized for grants of stock options to employees and members of the Management Board.  Options vest over 4 years and expire on December 31, 2013.  The common stock must have a fair market value of at least 120% of the grant price before the option becomes exercisable.  No stock options have been granted as of December 31, 2003.

The Company also sponsored an employee stock purchase plan, SPP established in 2000.  Under the SPP 31,220 shares were purchased by employees, subject to certain restrictions of the existing stockholders and administered by a trustee. The SPP price per share was based upon the fair market value of the most recent financing at that point of time obtained by the Company.  The plan allowed for a nominal employee contribution towards the initial price of the shares, with the balance due the earlier of the sale of the existing stockholders shares, or a date certain.  Total shares held by employees under the plan were 31,220 in the years ended December 31, 2003, and 2002.

6. SEGMENT INFORMATION:

The Company has only one segment.  Information regarding the Company’s international revenue from its publisher clients is as follows:

	2003	2002
Customers in Germany only	24%	30%
All foreign customers	76%	70%
Consisting of:
Customers in the United States	21%	20%
Customers in Sweden	10%	6%
Customers in all other European Economic Union countries	36%	34%
All other	9%	10%

ELEMENT 5 INFORMATIONSTECHNOLOGIEN UND –DIENSTLEISTUNGEN AKTIENGESELLSCHAFT

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except share data; unaudited)

March 31, 2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,402
Accounts receivable, net of allowance of $234	4,783
Prepaid expenses and other	315
Total current assets	17,500

PROPERTY AND EQUIPMENT:
Property and equipment	3,232
Less accumulated depreciation	(1,950)
Net property and equipment	1,282
$18,782
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$14,532
Accrued payroll	934
Deferred revenue	578
Other accrued liabilities	1,644
Total current liabilities	17,688

NON-CURRENT LIABILITIES:
Notes payable	4,262

STOCKHOLDERS’ DEFICIT:
Preferred stock, 400,035 shares authorized, issued and outstanding	354
Common stock, 477,041 shares authorized, issued and outstanding	423
Additional paid-in capital	6,881
Accumulated deficit	(10,165)
Accumulated other comprehensive loss	(661)
Total stockholders’ deficit	(3,168)
$18,782

See accompanying notes to condensed consolidated financial statements.

ELEMENT 5 INFORMATIONSTECHNOLOGIEN UND –DIENSTLEISTUNGEN AKTIENGESELLSCHAFT

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands; unaudited)

	Three Months Ended March 31,
	2004	2003

REVENUE	$6,147	$2,818
COST OF REVENUE:
Direct cost of services	773	415
Network and infrastructure	174	138
GROSS MARGIN	5,200	2,265

OPERATING EXPENSES:
Sales and marketing	2,367	1,284
Product research and development	1,149	695
General and administrative	826	506
Depreciation	215	119
Total operating expenses	4,557	2,604

INCOME (LOSS) FROM OPERATIONS	643	(339)
INTEREST INCOME/(EXPENSE)	(226)	(100)
OTHER INCOME/(EXPENSE)	(93)	(38)
INCOME TAXES	—	—
NET INCOME (LOSS)	$324	$(477)

See accompanying notes to condensed consolidated financial statements.

ELEMENT 5 INFORMATIONSTECHNOLOGIEN UND –DIENSTLEISTUNGEN AKTIENGESELLSCHAFT

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Three Months Ended March 31,
	2004	2003
OPERATING ACTIVITES:
Net income (loss)	$324	$(477)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock based compensation expense	70	—
Depreciation	215	119
Change in operating assets and liabilities:
Accounts receivable	(911)	(1,139)
Prepaid and other assets	(92)	20
Accounts payable	3,515	2,651
Deferred revenue	65	86
Accrued payroll and other accrued liabilities	972	(571)
Net cash provided by operating activities	4,158	689

INVESTING ACTIVITIES:
Purchases of equipment	(224)	(178)
Net cash used in investing activities	(224)	(178)

FINANCING ACTIVITIES:
Net cash provided by financing activities	—	—

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(361)	174
NET INCREASE IN CASH AND CASH EQUIVALENTS	3,573	685
CASH AND CASH EQUIVALENTS, beginning of period	8,829	5,701
CASH AND CASH EQUIVALENTS, end of period	$12,402	$6,386
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$219	$47
Taxes paid	$—	$—

See accompanying notes to condensed consolidated financial statements.

ELEMENT 5 INFORMATIONSTECHNOLOGIEN UND –DIENSTLEISTUNGEN AKTIENGESELLSCHAFT

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The unaudited condensed consolidated financial statements included herein reflect all adjustments, including normal recurring adjustments, which in the Company’s opinion are necessary to fairly state our consolidated financial position, results of operations and cash flows for the periods presented.  These condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2003. The results of operations for the three months ended March 31, 2004 are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire fiscal year ending December 31, 2004.

2. PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of element 5 Informationstechnologien und -dienstleistungen Aktiengesellschaft and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

3.  STOCK BASED COMPENSATION

At March 31, 2004, the Company had a stock-based compensation plan, which is described more fully in Note 5 of the Company’s consolidated financial statements for the period ended December 31, 2003.  The Company accounts for the plan under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations.

The Company recorded compensation expense of $70 thousand for the difference between the grant price and the fair market value of the Company’s common stock on options to purchase 25,116 shares at an exercise price of $30.14 issued in the three months ended March 31, 2004.  Options vest over 4 years or upon change of control and expire on December 31, 2013.

The Company has elected to apply the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” as amended by SFAS No. 148. Accordingly, the Company accounts for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's common stock at the date of grant over the stock option exercise price.

The following table illustrates the effect on net income (loss) if the Company had applied the fair value recognition provision of SFAS No. 123, “Accounting for Stock-Based Compensation,” to stock-based employee compensation.

	Three Months Ended March 31,
	2004	2003
	(in thousands)	(in thousands)
Net income (loss), as reported	$324	$(477)
Add: Stock-based compensation, as reported	70	—
Deduct: Total stock-based compensation determined under fair value based method for all awards	(75)	—
Adjusted net income (loss), fair value method for all stock-based awards	$319	$(477)

The fair value of each option grant is estimated on the date of grant using the Minimum Value Method option pricing model with the following weighted average assumptions:  risk-free interest rate of 4.0%; no expected dividends; and expected lives of four years.  The weighted average fair value of the options granted in the period ending March 31, 2004 was $102.12.

A summary of information about total stock options outstanding at March 31, 2004 is as follows:

	Options Outstanding		Options Exercisable
Exercise Price	Number Outstanding	Weighted Average Life Remaining	Number Exercisable	Weighted Average Price
$30.14	25,116	10 years	—	$30.14

4.   SUBSEQUENT EVENT

On April 19, 2004, the Company announced the signing of a definitive agreement to be acquired by Digital River GmbH, formerly known as Blitz F03-1424 GmbH, a wholly-owned subsidiary of Digital River, Inc., a publicly owned company based in Minneapolis, Minnesota, USA for $120 million in cash pursuant to a Stock Purchase Agreement with the stockholders of the Company.  These proceeds were used to satisfy obligations to lenders and option holders prior to distribution to stockholders.  Of the purchase price $13.5 million was placed in escrow as security for the indemnification obligations of the sellers pursuant to the Stock Purchase Agreement.  As a result of the acquisition, the Company became a wholly-owned subsidiary of Digital River.  Its operations will remain in Cologne, Germany.  Under the terms of the Stock Purchase Agreement, Digital River may be required to pay up to an additional $2.5 million in cash based on the Company’s operating performance over the first 24 months subsequent to acquisition.

The stockholder loans, approximately $1.3 million, and the loan due to the silent partnership, approximately $3.1 million, required full payment, including termination interest incentives due at the earlier of change in stockholder ownership or maturity.  The Stock Purchase Agreement also terminated the stock compensation plan.